Exhibit 99.1

FOR IMMEDIATE RELEASE

Blue Foundry Bancorp Reports Second Quarter 2023 Results

RUTHERFORD, NJ, July 26, 2023 — Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported a net loss of $1.8 million, or $0.08 per diluted common share, for the three months ended June 30, 2023, compared to net loss of $1.2 million, or $0.05 per diluted common share, for the three months ended March 31, 2023, and net income of $40 thousand for the three months ended June 30, 2022.
“Blue Foundry continues to maintain its strong capital position and access to liquidity, as well as a diversified deposit base and a low percentage of uninsured deposits to customers,” said James D. Nesci, President and Chief Executive Officer.
He continued, “Our second quarter performance largely reflects the impact that the inverted yield curve and the highly competitive rate environment in northern New Jersey has had on our funding base. Despite this, we are seeing our investments in technology lead to productivity saves through lower operating expenses. We also remain active in lending markets, focusing on the organic origination of commercial loans with strong credit metrics.”
Highlights for the second quarter of 2023:
•Deposits increased $22.7 million, or 1.8%, compared to the prior quarter.
•Non-interest expense decreased $689 thousand or 5.1% sequentially, primarily driven by lower compensation and benefits expenses.
•Uninsured deposits to third-party customers totaled approximately 14% of total deposits as of June 30, 2023.
•Interest income for the quarter was $19.8 million, an increase of $933 thousand, or 5.0%, compared to the prior quarter.
•Interest expense for the quarter was $8.9 million, an increase of $2.0 million, or 28.6%, compared to the prior quarter.
•Net interest margin decreased 25 basis points from the prior quarter to 2.17%.
•Tangible book value per share was $14.35.
•1,892,060 shares were repurchased at a weighted average cost of $9.68.
Lending Franchise
The Company continues to diversify its lending franchise by focusing on growing the commercial portfolio. During the first half of 2023, total loans increased by $36.6 million primarily due to growth within the Company’s non-residential real estate, construction, multifamily and commercial and industrial portfolios.
The details of the loan portfolio are below:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In thousands)
Residential one-to-four family	$580,396	$592,809	$597,254	$594,795	$593,563
Multifamily	696,956	695,207	690,690	680,181	580,060
Non-residential real estate	237,247	239,844	216,061	185,147	211,429
Construction and land	36,032	28,141	17,799	12,792	20,762
Junior liens	21,338	19,644	18,631	16,778	16,537
Commercial and industrial	9,743	10,357	4,653	4,705	5,875
Consumer and other	33	58	39	39	47
Total loans	1,581,745	1,586,060	1,545,127	1,494,437	1,428,273
Less: Allowance for credit losses	14,413	14,153	13,400	13,600	14,050
Loans receivable, net	$1,567,332	$1,571,907	$1,531,727	$1,480,837	$1,414,223
.

Retail Banking Franchise
As of June 30, 2023, deposits totaled $1.27 billion, an increase of $22.7 million, or 1.8%, from March 31, 2023. While the Company continues to focus on attracting the full banking relationship of small- to medium-sized businesses through an extensive suite of deposit products, the rate environment in the northern New Jersey market has intensified competition for deposits. The reduction of $75.5 million in core deposits was more than offset by an increase of $98.2 million in time deposits, including $50.0 million of brokered deposits.
The details of deposits are below:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In thousands)
Non-interest bearing deposits	$26,067	$32,518	$37,907	$48,097	$43,655
NOW and demand accounts	404,407	427,281	410,937	396,873	464,157
Savings	315,713	361,871	423,758	455,979	358,166
Core deposits	746,187	821,670	872,602	900,949	865,978
Time deposits	521,074	422,911	416,260	365,548	430,696
Total deposits	$1,267,261	$1,244,581	$1,288,862	$1,266,497	$1,296,674
Financial Performance Overview:
Second quarter of 2023 compared to the second quarter of 2022
Net interest income compared to the second quarter of 2022:
•Net interest income was $10.9 million in the three months ended June 30, 2023 compared to $13.2 million in same period in 2022 due to increases in rates paid on interest-bearing liabilities.
•Net interest margin decreased by 66 basis points to 2.17%.
•Yield on average interest-earning assets increased 74 basis points to 3.93%, while the cost of average interest-bearing liabilities increased 170 basis points to 2.18%.
•Average loans increased by $213.7 million and average interest-bearing liabilities increased by $208.3 million.
Non-interest expense compared to the second quarter of 2022:
•Non-interest expense was $13.0 million, a decrease of $159 thousand excluding the provision for commitments and letters of credit, driven by a decrease of $272 thousand in advertising, a decrease of $212 thousand in professional services and a decrease of $69 thousand in compensation and benefits expenses, partially offset by an increase of $210 thousand in occupancy and equipment, an increase of $142 thousand in data processing and an increase of $132 thousand in FDIC assessment.
•Since the adoption of the current expected credit loss (CECL) methodology on January 1, 2023, the provision for commitments and letters of credit is recorded in the provision for credit losses. This expense was previously recorded in non-interest expense. During the second quarter of 2022, the Company recorded a $108 thousand release of its provision for commitments and letters of credit.
Income tax expense compared to the second quarter of 2022:
•The Company did not record a tax benefit for the loss incurred during the current quarter due to the full valuation allowance required on its deferred tax assets. The prior year quarter effective tax rate of 7.0% was a result of the taxable income produced during the prior year quarter, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At June 30, 2023, the valuation allowance on deferred tax assets was $22.1 million.

Six months ended June 30, 2023 compared to the six months ended June 30, 2022
Net interest income compared to the six months ended June 30, 2022:
•Net interest income was $22.8 million, a decrease of $2.3 million.
•Net interest margin decreased by 43 basis points to 2.29%.
•Yield on average interest-earning assets increased 78 basis points to 3.87% while the cost of average interest-bearing deposits increased 125 basis points to 1.55%.
•Average loans increased by $243.0 million and average interest-bearing deposits decreased by $15.7 million.
Non-interest expense compared to the six months ended June 30, 2022:
•Non-interest expense was $26.6 million, an increase of $112 thousand excluding the provision of commitments and letters of credit, driven by an increase of $718 thousand in compensation and benefits costs, $311 thousand in occupancy and equipment costs and $265 thousand in data processing expense, partially offset by decreases of $719 thousand in advertising and $523 thousand in fees for professional services.
•The Company recorded a $278 thousand release of its provision for commitments and letters of credit in the first half of 2022.
Income tax expense compared to the six months ended June 30, 2022:
•The Company did not record a tax benefit for the loss incurred during the six months ended June 30, 2023 due to the full valuation allowance required on its deferred tax assets. The six months ended June 30, 2022 effective tax rate of 8.1% was a result of the taxable income produced during the prior year period, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At June 30, 2023, the valuation allowance on deferred tax assets was $22.1 million.
Balance Sheet Summary:
June 30, 2023 compared to December 31, 2022
Cash and cash equivalents:
•Cash and cash equivalents increased $4.6 million compared to December 31, 2022.
Securities available-for-sale:
•Securities available-for-sale decreased $13.3 million to $300.9 million due to amortization and payoffs.
•Unrealized losses improved slightly to a net loss of $35.9 million.
Total loans:
•Total loans held for investment increased $36.6 million to $1.58 billion.
•Non-residential real estate loans increased $21.2 million, construction and land loans increased $18.2 million, commercial and industrial increased $5.1 million and multifamily loans increased $6.3 million.
Deposits:
•Deposits totaled $1.27 billion, a decrease of $21.6 million from December 31, 2022, largely the result of the competitive rate environment.
•Core deposits represented 58.9% of total deposits, compared to 67.7% at December 31, 2022 and 66.8% at June 30, 2022.
•Uninsured and uncollateralized deposits to third party customers were $172.5 million, or 14% of total deposits, at the end of the second quarter.
Borrowings:
•FHLB borrowings increased by $89.0 million to $399.5 million to support loan growth and replace deposit attrition.
•During the first quarter of 2023, the Company executed $100 million of hedges on interest rates with maturities ranging from three to five years. The Company’s hedging program aims to reduce the Company’s sensitivity to interest rate by locking in spread.

•As of June 30, 2023, the Company had $363.0 million of additional borrowing capacity at FHLB and $32.5 million of other unsecured lines of credit.
Capital:
•Shareholders’ equity decreased by $27.2 million to $366.5 million. The decrease was primarily driven by the $27.4 million cost of shares repurchased and a $3.1 million reduction in retained earnings, partially offset by stock-based compensation activity.
•Tangible equity to tangible assets was 17.59% and tangible common equity per share outstanding was $14.35.
•The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.
Asset quality:
•As of June 30, 2023, the Allowance for Credit Losses as a percentage of gross loans was 0.91%.
•The Company recorded a net provision for credit losses of $143 thousand for the quarter ended June 30, 2023, driven by an increase in the allowance for loans, partially offset by a decrease in the allowance for commitments.
•Non-performing loans totaled $7.7 million, or 0.49% of total loans compared to $7.8 million, or 0.50% of total loans at December 31, 2022, and $10.0 million, or 0.70% of total loans at June 30, 2022.
•Net charge-offs were $13 thousand for the quarter ended June 30, 2023 and $17 thousand for the six months ended June 30, 2023.

About Blue Foundry
Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with a presence in Bergen, Essex, Hudson, Morris, Passaic, Somerset and Union counties, Blue Foundry Bank is a full-service, innovative bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.
Conference Call Information
A conference call covering Blue Foundry’s second quarter 2023 earnings announcement will be held today, Wednesday, July 26, 2023 at 11:00 a.m. (EDT). To listen to the live call, please dial 1-833-470-1428 (toll free) or +1-404-975-4839 (international) and use access code 445457. The webcast (audio only) will be available on ir.bluefoundrybank.com. The conference call will be recorded and will be available on the Company’s website for one month.
Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Forward Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.
Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; the effects of the recent turmoil in the banking industry (including the failures of two financial institutions); adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition

	June 30, 2023	March 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
	(Dollars in Thousands)
ASSETS
Cash and cash equivalents	$45,759	$57,621	$41,182
Securities available-for-sale, at fair value	300,923	309,083	314,248
Securities held to maturity	33,445	33,472	33,705
Other investments	20,420	21,070	16,069
Loans held-for-sale	2,497	2,552	—
Loans, net	1,567,332	1,571,907	1,531,727
Interest and dividends receivable	7,285	7,375	6,893
Premises and equipment, net	31,519	30,839	29,825
Right-of-use assets	26,594	26,320	25,906
Bank owned life insurance	21,802	21,688	21,576
Other assets	22,938	19,128	22,207
Total assets	$2,080,514	$2,101,055	$2,043,338

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,267,261	$1,244,581	$1,288,862
Advances from the Federal Home Loan Bank	399,500	422,500	310,500
Advances by borrowers for taxes and insurance	9,862	9,695	9,302
Lease liabilities	28,130	27,799	27,324
Other liabilities	9,227	10,787	13,632
Total liabilities	1,713,980	1,715,362	1,649,620

Shareholders’ equity	366,534	385,693	393,718
Total liabilities and shareholders’ equity	$2,080,514	$2,101,055	$2,043,338

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data) (Unaudited)

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(Dollars in thousands)
Interest income:
Loans	$16,481	$15,569	$12,444	$32,050	$24,100
Taxable investment income	3,172	3,152	2,320	6,324	4,137
Non-taxable investment income	112	111	114	223	235
Total interest income	19,765	18,832	14,878	38,597	28,472
Interest expense:
Deposits	5,173	4,154	950	9,327	1,832
Borrowed funds	3,686	2,737	766	6,423	1,539
Total interest expense	8,859	6,891	1,716	15,750	3,371
Net interest income	10,906	11,941	13,162	22,847	25,101
Provision for (release of) credit losses	143	(23)	594	120	(358)
Net interest income after provision for (release of) credit losses	10,763	11,964	12,568	22,727	25,459
Non-interest income:
Fees and service charges	280	262	365	542	1,165
Gain on securities, net	—	—	14	—	14
Gain on sale of loans	24	135	—	159	—
Other income	76	87	115	163	242
Total non-interest income	380	484	494	864	1,421
Non-interest expense:
Compensation and employee benefits	7,065	7,847	7,134	14,912	14,194
Occupancy and equipment	2,124	1,982	1,914	4,106	3,795
Data processing	1,535	1,601	1,393	3,136	2,871
Advertising	77	72	349	149	868
Professional services	764	980	976	1,744	2,267
Release of provision for commitments and letters of credit	—	—	(108)	—	(278)
Federal deposit insurance	231	105	99	336	177
Other	1,172	1,070	1,262	2,242	2,341
Total non-interest expense	12,968	13,657	13,019	26,625	26,235
(Loss) income before income tax expense	(1,825)	(1,209)	43	(3,034)	645
Income tax expense	—	—	3	—	52
Net (loss) income	$(1,825)	$(1,209)	$40	$(3,034)	$593
Basic (loss) earnings per share	$(0.08)	$(0.05)	$—	$(0.13)	$0.02
Diluted (loss) earnings per share	$(0.08)	$(0.05)	$—	$(0.13)	$0.02
Weighted average shares outstanding-basic and diluted (1)	24,249,714	25,374,653	26,366,324	24,131,017	26,354,979
(1) The assumed vesting of outstanding restricted stock units had an antidilutive effect on diluted earnings per share due to the Company’s net loss for the 2023 periods. There were no equity awards to cause dilution in the 2022 periods.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands Except Per Share Data) (Unaudited)

	Three months ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Performance Ratios (%):
(Loss) return on average assets	(0.35)	(0.24)	0.11	0.25	0.01
(Loss) return on average equity	(1.95)	(1.25)	0.56	1.20	0.04
Interest rate spread (1)	1.75	2.05	2.35	2.68	2.71
Net interest margin (2)	2.17	2.42	2.62	2.84	2.83
Efficiency ratio (non-GAAP) (3)	114.90	109.92	97.76	92.37	96.13
Average interest-earning assets to average interest-bearing liabilities	130.77	126.39	128.30	130.30	131.52
Tangible equity to tangible assets (4)	17.59	18.33	19.24	19.72	20.97
Book value per share (5)	$14.38	$14.08	$14.30	$14.11	$14.46
Tangible book value per share (5)	$14.35	$14.06	$14.28	$14.09	$14.43

Asset Quality:
Non-performing loans	$7,736	$7,481	$7,767	$8,409	$9,998
Real estate owned, net	—	—	—	—	—
Non-performing assets	$7,736	$7,481	$7,767	$8,409	$9,998
Allowance for credit losses to total loans (%)	0.91	0.89	0.87	0.91	0.98
Allowance for credit losses to non-performing loans (%)	186.31	189.18	172.52	161.73	140.53
Non-performing loans to total loans (%)	0.49	0.47	0.50	0.56	0.70
Non-performing assets to total assets (%)	0.37	0.36	0.38	0.42	0.51
Net charge-offs to average outstanding loans during the period (%)	—	—	(0.01)	0.01	—

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Efficiency ratio represents adjusted non-interest expense divided by the sum of net interest income plus non-interest income.
(4) Tangible equity equals $365.8 million, which exclude intangible assets ($730 thousand of capitalized software). Tangible assets equal $2.08 billion and exclude intangible assets.
(5) June 30, 2023 per share metrics computed using 25,493,422 total shares outstanding.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Three Months Ended,
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Assets:
Loans (1)	$1,583,057	$16,481	4.18%	$1,553,118	$15,569	4.07%	$1,369,389	$12,444	3.64%
Mortgage-backed securities	174,398	967	2.22%	179,604	982	2.22%	205,387	1,066	2.08%
Other investment securities	198,588	1,505	3.04%	199,069	1,512	3.08%	208,958	1,144	2.20%
FHLB stock	22,832	342	6.00%	20,141	308	6.20%	10,121	116	4.60%
Cash and cash equivalents	40,614	470	4.64%	46,530	461	4.02%	74,242	108	0.58%
Total interest-earning assets	2,019,489	19,765	3.93%	1,998,462	18,832	3.82%	1,868,097	14,878	3.19%
Non-interest earning assets	56,280			55,942			68,003
Total assets	$2,075,769			$2,054,404			$1,936,100
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$754,048	2,217	1.18%	$805,392	2,010	1.01%	$800,918	312	0.16%
Time deposits	442,547	2,956	2.68%	416,238	2,144	2.09%	431,813	638	0.59%
Interest-bearing deposits	1,196,595	5,173	1.73%	1,221,630	4,154	1.38%	1,232,731	950	0.29%
FHLB advances	432,137	3,686	3.42%	359,511	2,737	3.09%	187,698	766	1.64%
Total interest-bearing liabilities	1,628,732	8,859	2.18%	1,581,141	6,891	1.77%	1,420,429	1,716	0.48%
Non-interest bearing deposits	26,914			34,879			48,763
Non-interest bearing other	44,240			44,850			46,688
Total liabilities	1,699,886			1,660,870			1,515,880
Total shareholders' equity	375,883			393,534			420,220
Total liabilities and shareholders' equity	$2,075,769			$2,054,404			$1,936,100
Net interest income		$10,906			$11,941			$13,162
Net interest rate spread (2)			1.75%			2.05%			2.71%
Net interest margin (3)			2.17%			2.42%			2.83%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Six Months Ended June 30,
	2023			2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Assets:
Loans (1)	$1,568,170	$32,050	4.12%	$1,325,134	$24,100	3.67%
Mortgage-backed securities	176,987	1,949	2.22%	188,742	1,788	1.91%
Other investment securities	198,827	3,017	3.06%	203,756	2,164	2.14%
FHLB stock	21,494	649	6.09%	10,032	232	4.66%
Cash and cash equivalents	43,556	932	4.31%	131,158	188	0.29%
Total interest-earning assets	2,009,034	38,597	3.87%	1,858,822	28,472	3.09%
Non-interest earning assets	56,112			72,945
Total assets	$2,065,146			$1,931,767
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	780,362	4,227	1.09%	780,609	548	0.14%
Time deposits	429,465	5,100	2.39%	444,889	1,284	0.58%
Interest-bearing deposits	1,209,827	9,327	1.55%	1,225,498	1,832	0.30%
FHLB advances	396,025	6,423	3.27%	186,605	1,539	1.66%
Total interest-bearing liabilities	1,605,852	15,750	1.98%	1,412,103	3,371	0.48%
Non-interest bearing deposits	30,091			46,213
Non-interest bearing other	44,543			47,482
Total liabilities	1,680,486			1,505,798
Total shareholders' equity	384,660			425,969
Total liabilities and shareholders' equity	$2,065,146			$1,931,767
Net interest income		$22,847			$25,101
Net interest rate spread (2)			1.89%			2.62%
Net interest margin (3)			2.29%			2.72%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Unaudited)
This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
Net income, as presented in the Consolidated Statements of Operations, includes the provision for loan losses, provision for commitments and letters of credit, and income tax expense, while pre-provision net revenue does not.

	Three months ended
	June 30, 2023	March 31, 2023		December 31, 2022	September 30, 2022	June 30, 2022
	(Dollars in thousands, except per share data)
Pre-provision net revenue (PPNR) and efficiency ratio, as adjusted:
Net interest income	$10,906	$11,941		$12,927	$13,815	$13,162
Other income	380	484		444	799	494
Operating expenses, as reported	12,968	13,657		12,869	13,669	13,019
Less: Provision for commitments and letters of credit	—	—		(203)	170	(108)
Operating expenses, as adjusted	12,968	13,657		13,072	13,499	13,127
Pre-provision net (loss) revenue, as adjusted	$(1,682)	$(1,232)		$299	$1,115	$529
Efficiency ratio, as adjusted	114.9%	109.9%		97.8%	92.4%	96.1%

Core deposits:
Total deposits	$1,267,261	$1,244,581		$1,288,862	$1,266,497	$1,296,674
Less: time deposits	521,074	422,911		416,260	365,548	430,696
Core deposits	$746,187	$821,670		$872,602	$900,949	$865,978
Core deposits to total deposits	58.9%	66.0%		67.7%	71.1%	66.8%

Tangible equity:
Shareholders’ equity	$366,534	$385,693		$393,718	$397,338	$412,293
Less: intangible assets	730	781		798	760	630
Tangible equity	$365,804	$384,912		$392,920	$396,578	$411,663

Tangible book value per share:
Tangible equity	$365,804	$384,912	$—	$392,920	$396,578	$411,663
Shares outstanding	25,493,422	27,385,482		27,523,219	28,155,292	28,522,500
Tangible book value per share	$14.35	$14.06		$14.28	$14.09	14.43